As filed with the Securities and Exchange Commission on March 26, 1996.
                                        Registration No. 33-51691


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        Post Effective Amendment No. 2
                                      to
                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                          TRITON ENERGY LIMITED
            (Exact name of registrant as specified in its charter)


Cayman Islands                                  None
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)         Identification No.)

Caledonian House
Mary Street, P.O. Box 1043
George Town
Grand Cayman, Cayman Islands                         None
(Address of principal executive offices)           (Zip Code)


    TRITON ENERGY AMENDED AND RESTATED 1992 STOCK OPTION PLAN
TRITON ENERGY AMENDED AND RESTATED 1986 CONVERTIBLE DEBENTURE PLAN TRITON ENERGY 401(K) SAVINGS PLAN
                          (Full title of the plans)
                            Robert B. Holland, III
                           Triton Energy Corporation
                        6688 North Central Expressway
                                  Suite 1400
                             Dallas, Texas  75206
                   (Name and address of agent for service)
                                (214) 691-5200
                         (Telephone number, including
                       area code, of agent for service)



        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Triton Energy Corporation 401(k) Savings Plan.

      Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement Nos. 33-29498 and 33-46968.

PROSPECTUS

                                TRITON ENERGY
                         ___________ ORDINARY SHARES*


     This Prospectus has been prepared by Triton Energy Limited, a Cayman Islands company (the "Company"), for use upon resale by certain directors and executive officers of the Company (the "Selling Shareholders") of up to _______Ordinary Shares, par value $.01 per share ("Ordinary Shares"), of the Company. The Selling Shareholders have acquired and/or may in the future acquire Ordinary Shares from the Company pursuant to the exercise of outstanding options and rights (collectively "Options") heretofore granted to the Selling Shareholders pursuant to the provisions of the Triton Energy Amended and Restated 1992 Stock Option Plan and the Triton Energy Amended and Restated 1986 Convertible Debenture Plan (collectively referred to herein as the "Plans").

      It is anticipated that the Selling Shareholders directly, through agents designated from time to time, or through brokers, dealers or underwriters also to be designated, may sell the Ordinary Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific Ordinary Shares to be sold, purchase price, public offering price, names of any such agent, broker, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Ordinary Shares of the Company are traded on the New York Stock Exchange (the "NYSE") under the symbol "OIL," and may be sold from time to time by the Selling Shareholders either directly in private transactions, or through one or more brokers or dealers on the NYSE, at such prices and upon such terms as may be obtainable.

     Upon any sale of the Ordinary Shares offered hereby, the Selling Shareholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from the sales by the Selling Shareholders.

 * This figure is an estimate. The Company has filed a Registration Statement on Form S-8, Registration No. 33-51691 (of which this Prospectus is a part), which covers the sale by the Company of up to 3,300,000
 Ordinary Shares, including shares issuable upon the exercise of Options granted under the Plans. This Prospectus covers the resale by the Selling Shareholders of an indeterminate number of shares of Ordinary Shares acquired or that may be acquired by the Selling Shareholders under the Plans upon the exercise of Options that have been or may be granted to the Selling Shareholders pursuant to the Plans.
                               _________________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is March __, 1996.

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, and the regional offices of the Commission at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, and 75 Park Place, Room 1228, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Ordinary Shares of the Company are listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the office of the NYSE at 20 Broad Street, New York, New York 10005.

        The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Ordinary Shares to be issued pursuant to the Plans. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement.
Copies of the Registration Statement are available from the Commission upon payment of certain fees prescribed by the Commission. Copies of the Registration Statement are available from the Public Reference Section of the Commission at prescribed rates.

     The Company's principal executive offices are located at Caledonian House, Mary Street, P.O. Box 1043, George Town, Grand Cayman, Cayman Islands and the Company's telephone number is (809) 949-0050.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission, are incorporated herein by reference and made a part hereof:

       (i) Annual Report on Form 10-K for the year ended December 31, 1995 of Triton Energy Corporation, a Delaware corporation ("Triton Delaware");

       (ii) Current Report on Form 8-K filed February 9, 1996 of Triton Delaware; and

          (iii) The description of the Ordinary Shares contained in the Company's Registration Statement on Form 8-A dated March 25, 1996.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Ordinary Shares to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for copies should be directed to Investor Relations, Triton Energy Corporation, 6688 N. Central
Expressway,  Suite  1400,  Dallas,  Texas 75206, telephone: (214)
691-5200.




         ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

        Triton Cayman is a Cayman Islands company, certain of its officers and directors may be residents of various jurisdictions outside the United States and its Cayman Islands counsel are residents of the Cayman Islands. All or a substantial portion of the assets of the Company and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States courts judgments obtained against such persons in United States courts and predicated upon the civil liability
provisions  of  the  Securities  Act.    Notwithstanding the foregoing,  the
Company has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of securities made hereby in the  United  States  by serving Robert B. Holland, III, c/o Triton
Energy Corporation, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926, its United States agent appointed for that purpose. The Company has been advised by its Cayman Islands counsel that there is doubt as to whether Cayman Islands courts would enforce (a) judgments of United States courts obtained in actions against such person or the Company that are predicated upon the civil liability provisions of the Securities Act or (b) in original actions brought against the Company or such persons predicated upon the Securities Act. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to that nation's policy.




                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Ordinary Shares offered hereby.


                             SELLING SHAREHOLDERS


        The Board of Directors of the Company, or a Committee appointed by the Board, subject to the provisions of the Plan, will determine from time to time
(i) the individuals, from among the Company's full time employees and key advisors, including directors, to whom Options will be granted, (ii) the number of shares to be covered by each Option and (iii) the purchase price of Ordinary Shares subject to each Option, which may be equal to or greater than the fair market value of the Ordinary Shares on the date of grant. Certain information required pursuant to the Securities Act relating to the Selling Shareholders will be provided by a Prospectus Supplement.


                             PLAN OF DISTRIBUTION

     The Ordinary Shares offered hereby may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the Ordinary Shares through underwriters, dealers and agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Ordinary Shares for whom they may
act as  agent.    The Selling Shareholders and any underwriters, dealers or
agents that participate in the distribution of the Ordinary Shares might be deemed underwriters under the Securities Act, and any profit on the sale of the Ordinary Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The Company, however, understands that the Selling Shareholders do not admit that they are underwriters within the meaning of the Securities Act.

     At the time a particular offer of the Ordinary Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares of Ordinary Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

     The Ordinary Shares may be disposed of from time to time in one or more transactions, by sales of the Ordinary Shares or the rights thereto, by the writing of options on the Ordinary Shares, or the granting of pledges thereon, all at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Selling Shareholders may effect these transactions by selling the Ordinary Shares to or through broker-dealers or by pledges of the Ordinary Shares to broker-dealers who may, from time to time, themselves effect distributions of
the Ordinary Shares or interests  therein.   The Company will pay all of the
expenses incident to the offering and sale of the Ordinary Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Shareholders related thereto.


                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the Ordinary Shares offered hereby have been passed upon for the Company by its general counsel, Robert B. Holland, III.


                                    EXPERTS

        The consolidated financial statements of Triton Energy Corporation for the year ended December 31, 1995, incorporated herein by reference to Triton Delaware's Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance upon the report of Price Waterhouse
LLP ("Price Waterhouse"), independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Certain information with respect to the gas and oil reserves of Triton Delaware and its subsidiaries derived from the report of DeGolyer and MacNaughton, independent petroleum engineers, has been incorporated by reference herein in reliance upon such firm as experts with respect to the matters contained therein.


                                INDEMNIFICATION


      Triton Cayman is a Cayman Islands company. Article XXXIII of Triton Cayman's Articles of Association contains provisions with respect to indemnification of Triton Cayman's officers and directors. Such provisions provide that Triton Cayman shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of Triton Cayman), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, Triton Cayman, against any liability or expense actually and reasonably incurred by such person in respect thereof. Triton Cayman shall also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise. The Articles of Association also provide that except under certain circumstances, directors of Triton Cayman shall not be personally liable to Triton Cayman or its shareholders for monetary damages for breach of fiduciary duties as a director.

      The Companies Law (1995 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or
directors.    However,  the  application  of  basic  principles  and  certain
Commonwealth case law which is likely to be persuasive in the Cayman Islands, would indicate that indemnification is generally permissible except in the event that there had been fraud or wilful default on the part of the officer or director or reckless disregard of his duties and obligations to Triton Cayman.

          Directors  and  officers  of  Triton  Cayman  are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy. Subject to applicable policy terms, conditions and exclusions, coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of Triton Cayman.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No dealer, salesman or other
person has been authorized to
give any information  or to make
any representation not contained
in this Prospectus in connection
with the offering made hereby.
If given or made, such information
or  representation  must  not  be
relied upon as having been authorized
by the Company.   Neither the delivery
of this Prospectus nor any sale made
hereunder shall under any circumstances
create any implication that the information contained herein is correct as of any time subsequent to the date hereof.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it would be unlawful to make such an offer or solicitation in such jurisdiction.

                                      3,000,000 ORDINARY SHARES

                                          TRITON ENERGY LIMITED
 TABLE OF CONTENTS
                         PAGE



Available Information . . . . . . . . . . .
Incorporation of Certain Documents
  by Reference . . . . . . . . . . . . . . .
Enforceability of Civil Liabilities
  against Foreign Persons. . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . . . .
Selling Shareholders . . . . . . . . . . .
Plan of Distribution . . . . . . . . . . .
Legal Matters . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . .
Indemnification . . . . . . . . . . . . . .
                                                   PROSPECTUS
                                               March __, 1996





                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

       (i) Annual Report on Form 10-K for the year ended December 31, 1995 of Triton Energy Corporation, a Delaware corporation ("Triton Delaware");

       (ii) Current Report on Form 8-K filed February 9, 1996 of Triton Delaware; and

       (iii) The description of Ordinary Shares contained in the Registration Statement on Form 8-A dated March 25, 1996 of Triton Energy Limited, a
Cayman Islands Company (the "Company").

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Ordinary Shares offered hereunder has been sold or which deregisters all of such Ordinary Shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



 ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the validity of the Ordinary Shares to be offered hereby have been passed upon for the Company by its general counsel, Robert B. Holland, III.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Triton Cayman is a Cayman Islands company. Article XXXIII of Triton Cayman's Articles of Association contains provisions with respect to indemnification of Triton Cayman's officers and directors. Such provisions provide that Triton Cayman shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of Triton Cayman), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, Triton Cayman, against any liability or expense actually and reasonably incurred by such person in respect thereof. Triton Cayman shall also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise. The Articles of Association also provide that except under certain circumstances, directors of Triton Cayman shall not be personally liable to Triton Cayman or its shareholders for monetary damages for breach of fiduciary duties as a director.

      The Companies Law (1995 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or
directors.    However,  the  application  of  basic  principles  and  certain
Commonwealth case law which is likely to be persuasive in the Cayman Islands, would indicate that indemnification is generally permissible except in the event that there had been fraud or wilful default on the part of the officer or director or reckless disregard of his duties and obligations to Triton Cayman.

          Directors  and  officers  of  Triton  Cayman  are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy. Subject to applicable policy terms, conditions and exclusions, coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of Triton Cayman.


       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.



 ITEM 8.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

                    Exhibit No.     Description of Exhibit



 4.1  Articles of Association. (1)
 4.2  Memorandum of Association. (1)
 4.3  Specimen Certificate of Ordinary Shares. (1)
 4.4  Rights Agreement between Triton Energy Limited and Chemical
      Bank, as Rights Agent, dated as of March 25, 1996. (1)
 5.1  Opinion of Robert B. Holland, III.(2)
23.1  Consent of Price Waterhouse, LLP.(2)
23.2 Consent of DeGolyer and MacNaughton.(2)
23.3 Consent of Robert B. Holland, III (included in his opinion filed as
      Exhibit 5.1 to this Registration Statement).(2)
  24  Power of Attorney.(2)
  25  None
  27  None
  28  None





(1) Previously filed as an exhibit to the Company's Registration Statement on Form 8-A dated March 25, 1996 and incorporated herein by reference.
(2)  Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a)     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of
its counsel the matter has been       settled by controlling precedent, submit
to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 26, 1996.


      TRITON ENERGY LIMITED



     By:   /s/ Robert B. Holland, III
           Robert B. Holland, III
           Senior Vice President



                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signatures                      Title                                 Date
                                President, Chief
   /s/ Thomas G. Finck*         Executive Officer
Thomas G. Finck                 and Director                       March 26, 1996
                                (Principal Executive Officer)

                                Senior Vice President and
   /s/ Peter Rugg*              Chief
Peter Rugg                      Financial Officer                  March 26, 1996
                                (Principal Financial and Accounting
                                 Officer)

   /s/ Herbert L. Brewer*       Director                           March 26, 1996
Herbert L. Brewer

   /s/ Ernest E. Cook*          Director                           March 26, 1996
Ernest E. Cook

   /s/Sheldon R. Erickson*      Director                           March 26, 1996
Sheldon R. Erickson

   /s/ Ray H. Eubank *          Director                           March 26, 1996
Ray H. Eubank

   /s/ Jesse E. Hendricks*      Director                           March 26, 1996
Jesse E. Hendricks

                                Director                           March 26, 1996
Fitzgerald S. Hudson

   /s/John R. Huff*             Director                           March 26, 1996
John R. Huff
 .
   /s/ John P. Lewis*           Director                           March 26, 1996
John P. Lewis

   /s/Michael E. McMahon*       Director                           March 26, 1996
Michael E. McMahon

   /s/Wellslake D. Morse, Jr.*  Director                           March 26, 1996
Wellslake D. Morse, Jr.

   /s/Edwin D. Williamson*      Director                           March 26, 1996
Edwin D. Williamson

   /s/ J. Otis Winters*         Director                           March 26, 1996
J. Otis Winters



*By:  /s/ Robert B. Holland, III
Robert B. Holland, III,
Attorney-in-fact






                              INDEX TO EXHIBITS

                    Exhibit No.     Description of Exhibit




 4.1  Articles of Association. (1)
 4.2  Memorandum of Association. (1)
 4.3  Specimen Certificate of Ordinary Shares. (1)
 4.4  Rights Agreement between Triton Energy Limited and Chemical
      Bank, as Rights Agent, dated as of March 25, 1996. (1)
 5.1  Opinion of Robert B. Holland, III.(2)
23.1  Consent of Price Waterhouse, LLP.(2)
23.2 Consent of DeGolyer and MacNaughton.(2)
23.3 Consent of Robert B. Holland, III (included in his opinion filed as
      Exhibit 5.1 to this Registration Statement).(2)
  24  Power of Attorney.(2)
  25  None
  27  None
  28  None


(1) Previously filed as an exhibit to the Company's Registration Statement on Form 8-A dated March 25, 1996 and incorporated herein by reference.
(2)  Filed herewith.